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Hemispherx Biopharma Reports on Annual Stockholder Meeting

Philadelphia, PA, November 14, 2014: Hemispherx Biopharma Inc. (NYSE MKT: HEB) announced that it held its 2014 Annual Meeting of Stockholders on November 12, 2014. Final voting results will be included in an 8-K to be filed later today.

At the meeting, each of the five nominees for Director named in the Company's Proxy Statement was elected to a one-year term and the selection of McGladrey LLP as independent auditors for the fiscal year ending December 31, 2014 was ratified.

Finally, the Stockholders did not approve the annual, non-binding advisory vote on Executive Compensation with 44.48% of the shares cast to affirm the plan.

The Board of Directors extends its appreciation to all those Stockholders who voted.

About Hemispherx Biopharma
Hemispherx Biopharma, Inc. is an advanced specialty pharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx’s flagship products include Alferon N Injection® and the experimental therapeutics Ampligen® and Alferon® LDO. Ampligen® is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system, including Chronic Fatigue Syndrome. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Because both Ampligen® and Alferon® LDO are experimental in nature, they are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®), approved for sale in the U.S. and Argentina. The Company’s Alferon® N approval in Argentina includes the use of Alferon N Injection® (under the brand name “Naturaferon”) for use in any patients who fail, or become intolerant to recombinant interferon, including patients with chronic active hepatitis C infection. The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net

Disclosure Notice
Information contained in this news release, other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, changes in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. The final results of these efforts and/or any other activities could vary materially from Hemispherx’s expectations. In vitro experiments are not necessarily predictive of clinical outcome and no representations are made that any products described in this release will be ultimately determined safe and effective in the prevention and/or treatment of the Ebola virus. Moreover, it would take time, testing and funds to obtain approval of any such product and there are no assurances that a commercial approval for treatment of the Ebola virus can be obtained.

Forward-Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “potential,” “potentially,” “possible,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Hemispherx that any of its plans will be achieved. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Hemispherx’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Examples of such risks and uncertainties include those set forth in the Disclosure Notice, above, as well as the risks described in Hemispherx’s filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Hemispherx undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise revise or update this release to reflect events or circumstances after the date hereof.

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